Exhibit 99.1

NextNRG Reports Second Quarter 2026 Financial Results

Revenue Increased 41% Year-Over-Year to $27.7 Million as Net Loss is Down 82% and Adjusted EBITDA Loss Narrows 62%

MIAMI, August 13, 2026 (GLOBE NEWSWIRE) — NextNRG, Inc. (NASDAQ: NXXT) (“NextNRG” or the “Company”), a pioneer in AI-driven energy innovation transforming how energy is produced, managed, and delivered, today announced financial results for the second quarter ended June 30, 2026.

“Our second quarter results reflect disciplined execution across our business,” said Michael D. Farkas, Founder and CEO of NextNRG. “Revenue grew 41% year-over-year, and net loss decreased 82%. Adjusted EBITDA loss, the metric we believe best reflects the underlying operating performance of the business, narrowed by 62% compared to the same quarter last year. These results demonstrate our ability to grow our fueling business while continuing to build out our broader energy project pipeline with disciplined capital allocation.”

Mr. Farkas continued, “We also made real progress cleaning up our balance sheet this quarter. Interest expense declined 38% year-over-year, and we closed a $6.4 million private placement, strengthening our financial position going forward. We’re going to continue running this business with that same discipline.”

Second Quarter 2026 Financial Highlights

Metric	Q2 2026	Q2 2025	% Change
Revenue	$27,747,948	$19,691,568	40.9% ↑
Gross Profit	$1,955,638	$1,569,816	24.6% ↑
Loss from Operations	$(4,427,212)	$(30,765,704)	85.6% ↓
Net Loss	$(6,624,702)	$(36,133,275)	81.7% ↓
Interest Expense	$2,678,729	$4,319,031	38.0% ↓
Adjusted EBITDA (1)	$(2,213,843)	$(5,759,395)	61.6% ↓

(1) Adjusted EBITDA is a non-GAAP financial measure. See reconciliation and Non-GAAP Financial Measures disclosure below.

Second Quarter 2026 Financial Results

Revenue for the three months ended June 30, 2026 was $27,747,948, compared to $19,691,568 for the second quarter of 2025, representing growth of 41% year-over-year. Revenue growth was driven by continued expansion of the Company’s mobile fueling operations, including growth in fuel volumes delivered and continued geographic expansion.

Gross profit increased to $1,955,638, compared to $1,569,816 in the second quarter of 2025.

Loss from operations was $4,427,212 for the second quarter of 2026, compared to $30,765,704 for the second quarter of 2025. Operating expenses were $6,047,468 for the second quarter of 2026, compared to $31,779,768 for the second quarter of 2025, a decline of approximately 81%. The decrease was primarily driven by a $24,102,349 reduction in stock-based compensation expense, following the one-time share issuance recorded in the prior-year period. Operating leverage improved year-over-year, as revenue grew more than 40% while operating expenses declined over the same period.

Net loss was $6,624,702 for the second quarter of 2026, compared to $36,133,275 for the second quarter of 2025, a reduction of approximately 82%. Net loss available to common stockholders was $6,730,789 after preferred stock dividends, compared to $36,274,204 for the second quarter of 2025. Diluted loss per share improved to $(0.04) for the second quarter of 2026, compared to $(0.30) for the second quarter of 2025.

Interest expense was $2,678,729 for the second quarter of 2026, compared to $4,319,031 for the second quarter of 2025, representing a 38% reduction year-over-year and reflecting the Company’s continued efforts to simplify its capital structure.

During the quarter, the Company also strengthened its balance sheet through the completion of a $6.4 million private placement, providing additional capital to support continued execution of its fueling operations and its broader energy project pipeline.

Adjusted EBITDA

The following table presents a reconciliation of net loss to Adjusted EBITDA for the three months ended June 30, 2026 and 2025:

Net Loss to Adjusted EBITDA Reconciliation	Q2 2026	Q2 2025	% Change
Net loss	$(6,624,702)	$(36,133,275)	81.7% ↓
Add: Interest expense	2,678,729	4,319,031	38.0% ↓
Add: Depreciation and amortization	335,382	555,752	39.7% ↓
Add: Stock-based compensation	1,396,748	25,499,097	94.5% ↓
Adjusted EBITDA	$(2,213,843)	$(5,759,395)	61.6% ↓

Adjusted EBITDA loss was $2,213,843 for the second quarter of 2026, compared to $5,759,395 for the second quarter of 2025, an improvement of approximately 62%. The improvement year-over-year reflects the significant reduction in stock-based compensation, consistent with the one-time nature of the prior-year expense, along with lower interest expense.

Balance Sheet and Liquidity

As of June 30, 2026, the Company had:

●	Cash and cash equivalents of $883,696, compared to $2,652,838 and $384,140 at June 30, 2025, and December 31, 2025, respectively

●	Total assets of $12,351,220, compared to $11,063,353 at December 31, 2025

●	Accounts receivable of $2,913,281, compared to $2,039,214 at December 31, 2025

Management continues to evaluate multiple financing and strategic initiatives intended to support working capital requirements, operational growth, and expansion of the Company’s AI-powered smart controller deployments.

Looking Ahead: Scaling the Integrated Energy Platform

Looking ahead, NextNRG remains focused on converting its growing energy infrastructure pipeline into long-term recurring revenue while continuing to expand and optimize its mobile fueling platform.

NextNRG’s three business lines are connected by a single dynamic. Mobile fueling customers are continuously working to electrify their fleets, and electrification creates two problems: the cost of energy and the availability of energy. The Company’s AI-driven smart controller deployed in microgrids solves both. In the other direction, the commercial and industrial sites that deploy our controller in microgrids are frequently the same fleet operators the Company already fuels.

●	AI-Driven Smart Microgrid Controller: The Company continues to advance its microgrid pipeline across commercial, healthcare, municipal, industrial and federal markets. Signed California power purchase agreements are moving forward into their next development steps.

●	EV Charging: NextNRG continues to expand its commercial EV charging business through the sale and deployment of standard wired charging solutions while advancing its proprietary wireless charging technology toward commercialization.

●	Mobile Fueling Logistics: The Company continues to scale and optimize national fueling operations, with a focus on route efficiency, fleet utilization, and disciplined cost management.

Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA should not be considered a substitute for measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), nor should it be viewed as a substitute for operating results determined in accordance with GAAP. We believe that the presentation of Adjusted EBITDA, which excludes the impact of net interest expense, taxes, depreciation, amortization, and stock-based compensation expense, provides useful supplemental information that is essential to a proper understanding of our financial results. Non-GAAP measures are not formally defined by GAAP, and other entities may use calculation methods that differ from ours for the purposes of calculating Adjusted EBITDA. As a complement to GAAP financial measures, we believe that Adjusted EBITDA assists investors who follow the practice of some investment analysts who adjust GAAP financial measures to exclude items that may obscure underlying performance and distort comparability. See the reconciliation of net loss to Adjusted EBITDA above.

About NextNRG, Inc.

NextNRG, Inc. (NextNRG) is Powering What’s Next by deploying its AI-driven Smart Controller, a proprietary AI technology that continuously optimizes how energy is generated, stored, and consumed. The Company deploys the controller within microgrids at commercial, healthcare, municipal, industrial and federal sites, and at a utility scale through the Next Utility Operating System. NextNRG also sells EV chargers, is advancing wireless in-motion charging, and operates one of the nation’s largest on-demand mobile fueling fleets. To learn more, visit www.nextnrg.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, or the Private Securities Litigation Reform Act of 1995. Any statement describing NextNRG’s goals, expectations, financial or other projections, intentions, or beliefs is a forward-looking statement and should be considered an at-risk statement. Words such as “expect,” “intends,” “will,” and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, including, but not limited to, those related to NextNRG’s business and macroeconomic and geopolitical events. These and other risks are described in NextNRG’s filings with the Securities and Exchange Commission from time to time. NextNRG’s forward-looking statements involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although NextNRG’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by NextNRG. Except as required by law, NextNRG undertakes no obligation to update any forward-looking statements for any reason. As a result, you are cautioned not to rely on these forward-looking statements. The contents of any website referenced in this press release are not incorporated by reference herein.

Investor Relations Contact

NextNRG, Inc.
Sharon Cohen
SCohen@nextnrg.com

Media Contact

HCM for NextNRG
nextnrg@hannahcranstonmedia.com